SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant /X/
Filed by a party other than the registrant / /
Check the appropriate box:
/ / Preliminary  proxy statement          / / Confidential, for Use of the Com-
                                          mission Only (as permitted by
                                          Rule 14a-6(e)(2))
/X/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


                                  PEPSICO, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


Payment of filing fee (Check the appropriate box):
   /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
   Item  22(a)(2)  of Schedule  14A.
   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------
   (2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
-------------------------------------------------------------------------------
   (4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------
   (5) Total fee paid:
-------------------------------------------------------------------------------
   / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount Previously Paid:
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   (2) Form, Schedule or Registration Statement No.:
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   (4) Date Filed:
-------------------------------------------------------------------------------

PEPSICO, INC.
Purchase, New York 10577-1444

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

         The Annual Shareholders' Meeting will be held at PepsiCo's World Headquarters at 700 Anderson Hill Road, Purchase, New York, on Wednesday, May 1, 1996, from 9:00 A.M. to 11:00 A.M., Eastern Daylight Saving Time, to:

     1. Elect directors.

     2. Approve the appointment of independent auditors.

     3. Act upon four shareholder proposals set forth in the attached Proxy Statement.

     4. Transact such other business as may properly come before the Meeting.

         The Board of Directors has fixed the close of business on March 8, 1996 as the record date for determining shareholders entitled to notice of and to vote at the Meeting. Only shareholders of record at the close of business on that date are entitled to vote at the Meeting.

         PepsiCo hopes that as many shareholders as possible will personally attend the Meeting. If you plan to attend, please check the box provided on your proxy card. Upon receipt of your proxy with the box checked, we will send you an admission card.

         Whether or not you plan to attend the Meeting, please complete the enclosed proxy card, and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the Meeting.

                                       By order of the Board of Directors,

March 28, 1996                                      EDWARD V. LAHEY, JR.
                                                               Secretary

PepsiCo, Inc.
Purchase, New York 10577-1444                                 March 28, 1996




                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of PepsiCo, Inc. ("PepsiCo") of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, May 1, 1996, and at any adjournment thereof.

         The Board requests that all shareholders complete the enclosed proxy card, and sign, date and return it as promptly as possible. Since many shareholders cannot personally attend, it is necessary that a large number be represented by proxy. The holders of record of a majority of the outstanding shares must be present in person or represented by proxy at the Annual Meeting in order to hold the Meeting.

         Any shareholder returning a proxy may revoke it by casting a ballot at the Meeting. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Board of Directors' recommendations.

         At March 8, 1996, the record date, there were 788,475,034 shares of PepsiCo Capital Stock outstanding and entitled to one vote each at the Annual Meeting. These shares were registered in the names of 170,707 shareholders and, as far as is known to PepsiCo, no person owns beneficially more than 5% of the outstanding Capital Stock.

         This Proxy Statement is first being mailed on or about March 28, 1996.

                    ELECTION OF DIRECTORS (PROXY ITEM NO. 1)


         Thirteen directors are to be elected at the Annual Meeting, to hold office from election until the next Annual Meeting of Shareholders, or until their successors are duly elected and qualified. The following nominees have been proposed by the Board of Directors:



--------------------------------------------------------------------------------
JOHN F.  AKERS,  former  Chairman  of the Board and Chief  Executive  Officer of
International Business Machines Corporation, has been a member of PepsiCo's Board since 1991. Mr. Akers joined IBM in 1960 and was Chairman and Chief Executive Officer from 1986 until 1993. He is also a director of Hallmark Cards, Inc., Lehman Brothers Holdings, Inc., The New York Times Company, Springs Industries, Inc. and Zurich Insurance Company--U.S. Mr. Akers is 61 years old.

--------------------------------------------------------------------------------
ROBERT E. ALLEN, Chairman of the Board and Chief Executive Officer of AT&T Corp., has been a member of PepsiCo's Board since 1990. He began his career at AT&T in 1957 when he joined Indiana Bell. He was elected President and Chief Operating Officer of AT&T in 1986, and assumed his present responsibilities in 1988. He is also a director of Bristol-Myers Squibb Company and Chrysler Corp. Mr. Allen is 61 years old.

--------------------------------------------------------------------------------
WAYNE CALLOWAY, Chairman of the Board of PepsiCo, was elected to PepsiCo's Board in 1983. Mr. Calloway joined PepsiCo in 1967, became President and Chief Operating Officer of Frito-Lay, Inc. in 1976, and became Chairman of the Board and Chief Executive Officer of Frito-Lay in 1978. Mr. Calloway became Executive Vice President and Chief Financial Officer of PepsiCo in 1983, President and Chief Operating Officer in 1985, and Chief Executive Officer in 1986, a position he will hold until April 1, 1996. He assumed his current position in 1986. Mr. Calloway is a director of Citicorp, General Electric Company and Exxon Corporation. Mr. Calloway is 60 years old.

--------------------------------------------------------------------------------
ROGER A. ENRICO, Vice Chairman of the Board of PepsiCo, and Chairman and Chief Executive Officer, PepsiCo Worldwide Restaurants, was elected to PepsiCo's Board in 1987. He joined PepsiCo in 1971. In 1983 Mr. Enrico became President and Chief Executive Officer of Pepsi-Cola USA. He became President and Chief Executive Officer of PepsiCo Worldwide Beverages in 1986, Chairman and Chief Executive Officer of Frito-Lay, Inc. in 1991 and Chairman and Chief Executive Officer of PepsiCo Worldwide Foods in 1992, assuming his present positions as Vice Chairman of PepsiCo in 1993, and Chairman and Chief Executive Officer, PepsiCo Worldwide Restaurants in 1994. Effective April 1, 1996, Mr. Enrico will become PepsiCo's Chief Executive Officer. He is also a member of the Board of Directors of Dayton Hudson Corporation, the A. H. Belo Corporation and The Prudential Insurance Company of America. Mr. Enrico is 51 years old.

--------------------------------------------------------------------------------
RAY L. HUNT, Chairman and Chief Executive Officer of Hunt Oil Company and Chairman, Chief Executive Officer and President, Hunt Consolidated, Inc., was elected to PepsiCo's Board effective April 1, 1996. Mr. Hunt began his association with Hunt Oil Company in 1958 and has held his current position since 1976. He is also a director of Dresser Industries, Inc., Security Capital Group, Ergo Science, Inc. and Texas Commerce Bank. Mr. Hunt is 52 years old.

--------------------------------------------------------------------------------
JOHN J. MURPHY, Chairman of the Board of Dresser Industries, Inc. was elected a director of PepsiCo in 1984. Mr. Murphy joined Dresser in 1952 and was elected its Chairman and Chief Executive Officer in 1983. Mr. Murphy served as Chief Executive Officer until November 1995. He is also a director of NationsBank Corporation and Kerr-McGee Corporation. Mr. Murphy is 64 years old.

--------------------------------------------------------------------------------
STEVEN S REINEMUND was elected a director effective April 1, 1996. Mr. Reinemund began his career with PepsiCo as a senior operating officer of Pizza Hut, Inc. in 1984. He became President and Chief Executive Officer of Pizza Hut in 1986, and President and Chief Executive Officer of Pizza Hut Worldwide in 1991. In 1992, Mr. Reinemund assumed his current position as President and Chief Executive Officer of Frito-Lay, Inc. He is also a director of Aviall, Inc. and Provident Life & Accident Insurance Co. Mr. Reinemund is 47 years old.

--------------------------------------------------------------------------------
SHARON PERCY ROCKEFELLER was elected a director in 1986. She is President and Chief Executive Officer of WETA public stations in Washington, D.C., a position she has held since 1989, and was a member of the Board of Directors of WETA from 1985 to 1989. She is a member of the Board of Directors of Public Broadcasting Service, Washington, D.C. and was a member of the Board of Directors of the Corporation for Public Broadcasting until 1992. Mrs. Rockefeller has also been a Member of the Democratic National Committee. Mrs. Rockefeller is 51 years old.

--------------------------------------------------------------------------------
CHRISTOPHER A. SINCLAIR was elected a director effective April 1, 1996. Mr. Sinclair is President and Chief Executive Officer of PepsiCo Foods & Beverages International, a position he has held since 1993. Prior to this position, Mr. Sinclair served as President and Chief Executive Officer of Pepsi-Cola International. During his 12-year career at PepsiCo, Mr. Sinclair has also served as Vice President of Marketing for Frito-Lay, Vice President of Marketing and Sales for Pepsi-Cola Bottling Group, and President of Pepsi-Cola Company's Central Division. He is a director of Mattel, Inc., Perdue Farms, Inc. and the Woolworth Corporation. Mr. Sinclair is 45 years old.

--------------------------------------------------------------------------------
FRANKLIN A. THOMAS was elected to PepsiCo's Board in 1994. Mr. Thomas has been President of the Ford Foundation since 1979. From 1967 to 1977, he was President and Chief Executive Officer of the Bedford-Stuyvesant Restoration Corporation. From 1977 to 1979 Mr. Thomas had a private law practice in New York City. He is also a director of ALCOA, AT&T, Citicorp and Cummins Engine Company, Inc. Mr. Thomas is 61 years old.

--------------------------------------------------------------------------------
P. ROY VAGELOS, former Chairman of the Board and Chief Executive Officer of Merck & Co., Inc., has been a member of PepsiCo's Board since 1992. Dr. Vagelos joined Merck in 1975 and became President and Chief Executive Officer in 1985. He became a director in 1984, and Chairman in 1986, retiring from that position in 1994. Dr. Vagelos is also a director of The Estee Lauder Companies Inc., The Prudential Insurance Company of America, McDonnell Douglas Corporation and Chairman of the Board of Regeneron Pharmaceuticals Inc. Dr. Vagelos is 66 years old.

--------------------------------------------------------------------------------
CRAIG E. WEATHERUP was elected a director effective April 1, 1996. Mr. Weatherup is currently President and Chief Executive Officer of Pepsi-Cola North America, a position he has held since 1991. He joined Pepsi-Cola as Marketing Director for the Far East in 1974, was named Senior Vice President, Sales and Marketing of the Pepsi-Cola Group in 1982, and President of the division in 1986. He was appointed President of the Pepsi-Cola Company in February, 1988. Mr. Weatherup is 50 years old.

--------------------------------------------------------------------------------
ARNOLD R. WEBER was elected to PepsiCo's Board in 1978, and is Chairman of the Audit Committee. Dr. Weber is Chancellor of Northwestern University and has held various government positions including Executive Director of the Cost of Living Council and Associate Director of the Office of Management and Budget. He is a director of Aon Corp., Burlington Northern, Inc., Inland Steel Company, The Tribune Co. and Deere Co. Dr. Weber is 66 years old.

--------------------------------------------------------------------------------

     Should any of the foregoing nominees for director become unavailable for any reason, the persons named in the enclosed proxy intend to vote for such other persons as the present Board may designate.

         Three PepsiCo directors have reached the Board's retirement age and are not standing for re-election. Andrall E. Pearson was PepsiCo's President and Chief Operating Officer from 1971 through 1984 and he has served on PepsiCo's Board for 26 years. Roger B. Smith, former Chairman and CEO of General Motors Corp., was a member of the Board for 7 years. Robert H. Stewart, III, Vice Chairman of Bank One, Texas, N.A., has been a member of the Board for 31 years, since PepsiCo was founded in 1965 by Herman Lay and Donald Kendall. Together these directors have provided distinguished service and guidance to the Corporation.

         Board Meetings and Committees of the Board. PepsiCo's Board held six meetings during the year. Because of its compact, independent structure, the Board does not operate through a variety of Committees and all outside directors serve on the two existing committees. Matters such as nominations for Board membership or issues raised by shareholders are dealt with by the full Board.

         The Audit Committee, which was established in 1967, held two meetings in 1995. The Committee reviews external and internal audit plans and activities, reviews PepsiCo's annual financial statements, reviews PepsiCo's system of internal financial controls, approves the fees for audit, audit-related and nonaudit services provided by the independent auditors, and recommends to the Board the annual selection of independent auditors.

         The Compensation Committee, which has been active under various names since 1955, also held two meetings during 1995. The Compensation Committee has responsibility for administering PepsiCo's incentive plans, setting policies that govern executives' annual compensation and long-term incentives, and reviews management performance, development and succession.

         Average attendance by incumbent directors at Board and Committee meetings was approximately 99%. No incumbent director attended fewer than 90% of the total number of Board and Committee meetings.

         OWNERSHIP OF CAPITAL STOCK BY DIRECTORS AND EXECUTIVE OFFICERS. The following table sets forth, as of March 8, 1996, the shares of PepsiCo Capital Stock beneficially owned by each director (including nominees), by each named executive officer individually, and by all directors and executive officers as a group:

          Name of Individual or                          Number of Shares
       Number of Persons in Group                    Beneficially Owned(1)(2)
       --------------------------                    ------------------------

    John F. Akers..........................................          12,463
    Robert E. Allen........................................           3,070
    Wayne Calloway.........................................       2,131,516
    Roger A. Enrico........................................         327,637
    Ray L. Hunt............................................               0
    John J. Murphy.........................................          10,509
    Andrall E. Pearson.....................................          99,577
    Steven S Reinemund.....................................         300,225
    Sharon Percy Rockefeller...............................          30,958
    Christopher A. Sinclair................................         165,513
    Roger B. Smith.........................................           6,022
    Robert H. Stewart, III.................................          63,000
    Franklin A. Thomas.....................................             500
    P. Roy Vagelos.........................................           3,318
    Craig E. Weatherup.....................................         790,554
    Arnold R. Weber........................................          20,008
    Robert G. Dettmer......................................         471,479
    Robert L. Carleton.....................................          98,458
    Edward V. Lahey, Jr....................................         338,745
    All directors and executive officers as a group (21 persons)..5,095,733
----------------------------
         (1) Each director and executive officer has sole voting and investment power with respect to the shares listed above, except that voting and investment power over a total of 471,862 shares is shared with their spouses or children. The shares shown include 4,541,522 shares of PepsiCo Capital Stock with respect to which certain directors and executive officers have a right to acquire beneficial ownership within 60 days.
         (2) Such shares do not include 764,500 shares or options in the aggregate, held by children or spouses of directors or executive officers, or by foundations or estates of which directors and executive officers serve as trustees or directors, as to which beneficial ownership is disclaimed. The shares shown also do not include the following number of PepsiCo Capital Stock equivalents, which are held in PepsiCo's deferred income program: Robert E. Allen 11,861 shares; Robert G. Dettmer 138,168 shares; Roger A. Enrico 8,568 shares; John J. Murphy 3,070 shares; Andrall E. Pearson 6,949 shares; Roger B. Smith 17,897 shares; Franklin A. Thomas 1,400 shares; Craig E. Weatherup 6,930 shares; Arnold R. Weber 2,381 shares; and all directors and executive officers as a group 197,224 shares.

         Directors and executive officers as a group own less than 1% of outstanding Capital Stock.

         COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT. A Securities and Exchange Commission Form 4 filed on behalf of Robert G. Dettmer, PepsiCo's Executive Vice President and Chief Financial Officer, inadvertently omitted one option exercise occurring during the month for which the Form 4 was timely filed. Once the omission was discovered, an amendment was promptly filed.

         REMUNERATION OF DIRECTORS. Directors who are employees receive no additional remuneration for serving as directors. All other directors receive annual retainers of $70,000 and an annual grant of PepsiCo Capital Stock with a value of approximately $30,000 on the date of the grant. Directors may elect to defer payment of their retainers and stock grants. If the stock grant is deferred, the only investment option available is PepsiCo Capital Stock equivalents, payable only in cash. Deferrals may not be made for less than one year.

                             EXECUTIVE COMPENSATION

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive Pay Policy

         PepsiCo's executive compensation programs are designed to enable it to recruit, retain and motivate a large group of talented and diverse domestic and international executives. This is essential for PepsiCo to achieve its challenging worldwide performance objectives and to continue to achieve outstanding shareholder returns. As a result, the Committee has determined that executive compensation opportunities, including those for PepsiCo's Chief Executive Officer ("CEO"), should create incentives for superior performance and consequences for below target performance.

         The Compensation Committee annually examines short-term and long-term compensation levels for the CEO and other senior executives against a survey of the compensation practices of a group of leading consumer product companies. This review is validated against surveys of the compensation practices of a broader range of major companies, including the Fortune 50. Together these companies are referred to as the "survey companies." These reviews also compare PepsiCo's short and long-term results with the performance of the survey companies, to ensure a pay for performance linkage. The survey companies include some, but not all, of the companies covered in the Standard & Poor's 500 Beverage, Food and Restaurant Indices included on the Performance Graph on page 8.

         The Committee believes that our executive compensation programs have met their objectives. PepsiCo has been able to attract and retain the executive talent necessary to support a corporation which has more than doubled its sales over the last six years, while providing superior shareholder returns.

Specific Compensation Programs

         PepsiCo's executive compensation mix includes a base salary, annual cash bonus awards, and long-term incentive compensation in the form of performance units and stock options. Overall, these programs are intended to be performance-oriented, with the principal portion of executive compensation opportunities tied to achievement of annual objectives and long-term shareholder returns. It is the Committee's intention that substantially all executive compensation be deductible for federal income tax purposes.

         Salary ranges for the CEO and the other executive officers are based on the underlying accountabilities of each executive's position, which are reviewed on a regular basis and benchmarked against similar positions among the survey companies. These salary ranges are targeted at the upper end of salaries for similar positions at the survey companies, however, individual salaries are capped at $1 million.

         Bonus awards for PepsiCo's CEO and executive officers are paid based on PepsiCo's overall performance against specified earnings targets set in advance in accordance with the shareholder approved 1994 Executive Incentive Compensation Plan. The amount of the award an executive is eligible to receive will increase if higher earnings per share targets are achieved. No payment will be made if the minimum earnings target is not met. Once those earnings targets are achieved, the Committee exercises its discretion to determine the exact amount of the bonus to be paid to each executive officer. In determining the bonus of executive officers other than the CEO, the Committee considers PepsiCo's performance as well as subjective personal factors such as quality of strategic plans, organizational and management development and special project or idea leadership. The CEO's bonus is based on the Committee's subjective assessment of a broad range of performance measures, including PepsiCo's financial results, strategic position, market share and performance compared to the broad range of major companies included in the survey companies.

         Long-term awards, made under the shareholder approved 1994 Long-Term Incentive Plan (the "LTIP"), have generally been granted every other year in the form of performance units and stock options. Pro rata awards may be made off-cycle to participants who are promoted or newly hired. Performance units are paid after four years based on achieving earnings per share growth targets set in advance by the Committee. Stock options are granted at market value on the date of grant and increase in value only to the extent of appreciation in PepsiCo's Capital Stock. Most become exercisable at the end of four years, and are exercisable thereafter for six years. PepsiCo's CEO and other executive officers are given the opportunity to choose the mix of performance units and stock options in their long-term awards. The CEO and most executives have elected 100% stock options.

         PepsiCo's executives may also participate in the Company's benefit programs, including the Company's retirement plans, its medical, savings and other benefit plans and its SharePower Stock Option Plan under which all full-time employees receive annual grants of options to purchase shares of PepsiCo stock equal in amount to 10% of that individual's previous year's salary and bonus. Executive officers receive their annual SharePower awards under the LTIP. In addition, executives are eligible to participate in the Company's income deferral programs.

Performance Evaluation

         The Committee meets without the CEO to evaluate his performance, and with the CEO to evaluate the performance of other executive officers. The 1995 salaries, bonuses and long-term incentive awards for the corporation's CEO and executive officers set forth on page 9 were reviewed and approved at meetings of the Compensation Committee held in January 1995 and January 1996.

         Decisions on executive officers' salaries and salary increases were based on individual performance evaluations. As described above, decisions on senior executive officers' bonus awards were based on PepsiCo's performance against established earnings targets and on individual performance. Last year PepsiCo exceeded the minimum earnings targets.

         The CEO's 1995 salary was capped at $1 million. The primary performance measures used to determine the CEO's 1995 bonus award were earnings results, the strength of PepsiCo's strategic position and its five-year earnings per share growth and total return to shareholders as compared to the survey companies. With respect to earnings per share growth and total shareholder return, PepsiCo ranked in the top one-third of the survey companies. The overall performance measures were not assigned specific weights, but rather were weighted subjectively by each member of the Compensation Committee. PepsiCo's fiscal 1995 earnings per share growth (adjusted for significant unusual items) was 12.7%. Long-term incentive awards (other than SharePower and pro rata awards) were not made to the executive officers last year.

         The Performance Graph on page 8 compares PepsiCo's five year cumulative total return to the Standard & Poor's 500 Stock Index and the Standard & Poor's 500 Beverage, Food and Restaurant Indices. PepsiCo's compounded annual total shareholder return for the five years ended December 31, 1995 was 18.5%.

                             COMPENSATION COMMITTEE:

               JOHN F. AKERS                          ROGER B. SMITH
               ROBERT E. ALLEN                        ROBERT H. STEWART, III
               JOHN J. MURPHY                         FRANKLIN A. THOMAS
               ANDRALL E. PEARSON                     P. ROY VAGELOS
               SHARON PERCY ROCKEFELLER               ARNOLD R. WEBER



     Compensation Committee Interlocks and Insider Participation. Andrall E. Pearson, who serves as a member of the Compensation Committee, was PepsiCo's President and Chief Operating Officer until 1984.

                                Performance Graph

         Set forth below is a graph showing the five-year cumulative total return of PepsiCo Capital Stock as compared with Standard & Poor's 500 Stock Index and the weighted average of Standard & Poor's 500 Beverage (Soft Drink), Food and Restaurant Indices. The information presented is based on a calendar year, and the composite index is weighted based on 1995 sales.

                             Cumulative Total Return



                          Dec-90    Dec-91    Dec-92   Dec-93   Dec-94   Dec-95
                          ------    ------    ------   ------   ------   ------
PepsiCo, Inc.              $100      $132      $164     $164     $149     $233
S&P Avg of 3 Ind Grps      $100      $146      $166     $177     $186     $269
S&P 500                    $100      $130      $140     $155     $157     $215



                                           Summary Compensation Table
                                                                                       Long-Term
                                                  Annual Compensation                 Compensation
                                       ----------------------------------------------------------------------
                                                                                  Awards        Payouts
                                                                                -----------------------------
                                                                                Securities
                                                                                  Under-       Long-Term
                                                                  Other Annual     lying    Incentive Plan   All Other
Name and Principal                                               Compensation    Options        Payouts      Compensa-
Position                        Year   Salary ($)   Bonus ($)         ($)           (#)           ($)        tion($)(1)
------------------------        ----   ----------   ---------     -----------    ---------     ------        ----------

Wayne Calloway
   Chairman of the              1995       925,000     2,425,000    103,234(2)        5,801          0           2,927
   Board and Chief              1994       968,269     1,975,000    120,786(2)      359,276          0           3,416
   Executive Officer            1993     1,191,154     1,700,000     91,340(2)        5,423          0           3,830

Robert G. Dettmer
   Executive Vice               1995       521,539       486,280      14,707         17,703          0         203,020(3)
   President and Chief          1994       482,808       347,355      19,373        120,532          0         225,797(3)
   Financial Officer            1993       445,769       302,200      13,210          1,861          0         121,193(3)

Roger A. Enrico
   Vice Chairman of the
   Board; Chairman and          1995       771,539       784,690     113,885(2)       2,780          0           2,638
   Chief Executive Officer,     1994       735,404       611,730      79,754(2)      52,273    1,340,036(4)      2,823
   PepsiCo Worldwide            1993       678,077       543,200      10,817          2,692          0           2,986
   Restaurants

Robert L. Carleton              1995       310,275       249,480      11,040          1,002          0               0
   Senior Vice President        1994       297,050       188,410      10,761         66,705          0               0
   and Controller               1993       270,977       163,740       9,732          1,003          0               0

Edward V. Lahey, Jr.
   Senior Vice                  1995       388,269       315,900      10,816          1,264          0           1,643
   President, General           1994       370,692       229,950      10,362         86,819          0           1,827
   Counsel and Secretary        1993       335,769       210,800      10,142          1,304          0           1,994

-------------
     (1) The amounts indicated for each named executive officer include a portion of the annual cost of life insurance policies on the lives of its key employees paid by PepsiCo. PepsiCo is reimbursed for its payments from the proceeds of the policy in the event a covered employee dies while employed by PepsiCo.
     (2) Included in this amount are benefits from the use of corporate transportation ($62,855 in 1995, $79,257 in 1994 and $51,557 in 1993 for Mr.
Calloway; $65,612 in 1995 and $42,757 in 1994 for Mr. Enrico).
     (3) Of the $203,020 in 1995, $3,053 is for life insurance (see (1)) and $199,967 is preferential earnings on income deferred by Mr. Dettmer since 1978. In order to earn a preferential return, Mr. Dettmer elected a risk feature under which, if he terminated his employment, he would forfeit all his deferred income. In 1994, $225,797 represents 3,823 for life insurance and $221,974 for preferential earnings, and in 1993, $121,193 represents $4,495 for life insurance and $116,698 for preferential earnings. Earnings for 1994 on Mr. Dettmer's deferred income were for five quarters.
     (4) Payment of this amount has been deferred by Mr. Enrico. The amount vested as a result of PepsiCo's achievement of a 10% cumulative earnings per share growth target over a four-year period.



                                           Option Grants in Last Fiscal Year
                                           ---------------------------------

                                                                                   Potential Realizable Value
                                                                                     at Assumed Annual Rates
                                                                                 of Stock Price Appreciation for
                           Individual Grants                                          Ten-Year Option Term
       -------------------------------------------------------------             ------------------------------
                            Number of
                            Securities   % of Total
                              Under-      Options
                              lying      Granted to    Exercise
                             Options    Employees in   or Base
                             Granted    Fiscal Year     Price     Expiration
Name                            (#)         (1)         ($/Sh)       Date             5% ($)(2)          10% ($)(2)
----------------------      ---------       ---       ----------   ---------          ---------          ----------

Wayne Calloway                5,801 (3)     0.12        46.00       6/30/05             167,818             425,284


Robert G. Dettmer             1,707 (3)     0.03        46.00       6/30/05              49,382             125,144
                             15,996 (4)     0.32       38.6875      1/27/04             389,188             986,280

Roger A. Enrico               2,780 (3)     0.06        46.00       6/30/05              80,423             203,808


Robert L. Carleton            1,002 (3)     0.02        46.00       6/30/05              28,987              73,459



Edward V. Lahey, Jr.          1,264 (3)     0.03        46.00       6/30/05              36,566              92,667


All PepsiCo
    Shareholders                -            -          46.00          -        22.8 billion(5)     57.8 billion(5)

---------------

     (1)  Does  not  include   approximately   8,218,000   options   granted  to
approximately 134,000 employees under PepsiCo's SharePower Stock Option Plan.

     (2) The 5% and 10% rates of appreciation were set by the SEC and are not intended to forecast future appreciation, if any, of PepsiCo's stock. If PepsiCo's stock does not increase in value, then the option grants described in the table will be valueless.

     (3) Twenty percent of these options becomes exercisable one year after the grant date, July 1, 1995, and an additional twenty percent becomes exercisable each year thereafter.

     (4) These options become exercisable on February 1, 1998.

     (5) These amounts do not include dividends and are based on the number of shares of PepsiCo Capital Stock outstanding on December 31, 1995.



                                    Aggregated Option Exercises in Last Fiscal Year
                                    -----------------------------------------------
                                                and FY-End Option Values
                                                ------------------------



                           Shares Ac-                  Number of Securities Under-
                           quired on     Value         lying Unexercised Options at      Value of Unexercised In-the-
Name                      Exercise(#)  Realized                   FY-End                  Money Options at FY-End(1)
-------------------       -----------  --------            ---------------------          --------------------------
                                                       Exercisable    Unexercisable       Exercisable      Unexercisable
                                                       -----------    -------------       -----------      -------------

Wayne Calloway              200,000      $7,966,215         1,628,128       1,507,498     $69,500,676        $49,858,035

Robert G. Dettmer            49,683       1,938,809           343,050         269,977      13,847,924          5,244,799

Roger A. Enrico             250,000      11,273,688           244,639         635,530      10,208,373         26,688,636

Robert L. Carleton             0             0                  5,006         123,320         149,042          2,346,304

Edward V. Lahey, Jr.           0             0                267,441         182,805      11,044,520          3,576,304

----------

     (1) The closing price of PepsiCo Capital Stock on December 29, 1995, the last trading day prior to PepsiCo's fiscal year end, was $55.875.


                               Pension Plan Table

         The following table sets forth the approximate annual benefits payable upon normal retirement at age 65 after January 1, 1996 for the following remuneration classifications and years of service:

              Remuneration                             Years of Service
        -------------------- -------------- -------------- -------------- -------------- --------------
                                   20             25             30             35             40
                             -------------- -------------- -------------- -------------- --------------
                             -------------- -------------- -------------- -------------- --------------

             $500,000              197,680        222,100        246,520        270,940        295,940
             $750,000              297,680        334,600        371,520        408,440        445,940
           $1,000,000              397,680        447,100        496,520        545,940        595,940
           $1,250,000              497,680        559,600        621,520        683,440        745,940
           $1,500,000              597,680        672,100        746,520        820,940        895,940
           $1,750,000              697,680        784,600        871,520        958,440      1,045,940
           $2,000,000              797,680        897,100        996,520      1,095,940      1,195,940
           $2,250,000              897,680      1,009,600      1,121,520      1,233,440      1,345,940
           $2,500,000              997,680      1,122,100      1,246,520      1,370,940      1,495,940
           $2,750,000            1,097,680      1,234,600      1,371,520      1,508,440      1,645,940
           $3,000,000            1,197,680      1,347,100      1,496,520      1,645,940      1,795,940
           $3,250,000            1,297,680      1,459,600      1,621,520      1,783,440      1,945,940
           $3,500,000            1,397,680      1,572,100      1,746,520      1,920,940      2,095,940

         The compensation covered by the Pension Plans (as defined below) is based on the combined amounts set forth under the headings "Salary" and "Bonus" of the Summary Compensation Table for each of the above-named executive officers. The years of credited service as of January 1, 1996 for the executive officers named on the Summary Compensation Table are as follows: Wayne Calloway -- 29 years; Robert G. Dettmer -- 23 years; Roger A. Enrico -- 24 years; Robert
L. Carleton -- 21 years and Edward V. Lahey, Jr. -- 30 years.

         Computation of Benefits. PepsiCo's executive officers are participants in PepsiCo's Retirement Plan and PepsiCo's Pension Equalization Plan (which was adopted in 1975 to provide those benefits otherwise payable under the Retirement Plan but for ERISA limitations). Such Plans are hereinafter referred to as the "Pension Plans." Annual benefits payable under the Pension Plans to employees with 5 or more years of service at age 65 are, for the first 10 years of credited service, 30% of the employee's highest consecutive five-year average annual earnings plus an additional 1% of the employee's highest consecutive five-year average annual earnings for each additional year of credited service over 10 years, less .43% of final average earnings not to exceed Social Security covered compensation multiplied by years of service (not to exceed 35 years).


                     APPROVAL OF AUDITORS (PROXY ITEM NO. 2)

         The Audit Committee has recommended that KPMG Peat Marwick LLP continue as PepsiCo's independent auditors for 1996. They have served as PepsiCo's independent auditors since 1990. They have been paid approximately $9.4 million for audit and audit-related services rendered for 1995. Representatives of KPMG Peat Marwick LLP will be available to answer questions at the Annual Meeting and are free to make statements during the course of the meeting.

         The  Board  of  Directors   recommends  that  shareholders  vote  FOR
this resolution.

                             SHAREHOLDERS' PROPOSALS

         Where proposals were submitted by more than one shareholder, PepsiCo will only list the primary filer's name, address and number of shares held. Information regarding co-filers will be furnished to any person, orally or in writing as requested, promptly upon the receipt of any oral or written request therefor.

                  Political Non-Partisanship (Proxy Item No. 3)

     Mrs. Evelyn Y. Davis, of the Watergate Office Building, 2600 Virginia Avenue, N.W., Washington, D.C. 20037, who owns 450 shares of PepsiCo Capital Stock, has advised PepsiCo that she intends to introduce from the floor the following resolution for the reasons stated:

               "RESOLVED: That the stockholders of PepsiCo assembled in Annual Meeting in person and by proxy, hereby recommend that the Corporation affirm its political non-partisanship. To this end the following practices are to be avoided:

         (a) The handing of contribution cards of a single political party to an employee by a supervisor.

         (b) Requesting an employee to send a political contribution to an individual in the Corporation for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

         (c) Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

         (d) Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied one on request to his supervisor.

         (e) Placing a preponderance of contribution cards of one party at mail station locations

         Reasons: The Corporation must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclinations. The Troy (Ohio) News has condemned partisan solicitation for political purposes by managers in a local company (not PepsiCo). Last year, the owners of 35,922,013 shares, representing approximately 6.7% of shares voting, voted FOR this proposal.

         If you AGREE, please mark your proxy FOR this resolution."

         Board of Directors' Response: PepsiCo, like all corporations, is subject to many federal and state laws and regulations that govern corporate involvement in partisan political activity, and we fully comply with these laws and regulations. Some of the practices listed above are, in fact, already prohibited by either federal or state regulations.

         PepsiCo encourages its employees to participate voluntarily in civic and community affairs. We also respect the right of each employee to exercise lawfully his or her constitutional right to participate independently in the political process.

         PepsiCo's   policies,   together   with  federal  and  state  laws  and
regulations, are more than sufficient to meet the concern raised by this proposal.

         Last year, the proposal was soundly defeated.

         The Board of Directors recommends that shareholders vote AGAINST this resolution.

                      Cumulative Voting (Proxy Item No. 4)

         John J. Gilbert, who owns 768 shares of PepsiCo Capital Stock, and John
J. Gilbert and/or Margaret R. Gilbert, 29 East 64th Street, New York, New York 10021-7043, co-trustees of 3,800 shares of PepsiCo Capital Stock under the will of Caston J. Gilbert, have advised PepsiCo of their intention to introduce from the floor the following resolution for the reasons stated:

         "RESOLVED: That the stockholders of PepsiCo, Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

         Reasons: Continued strong support along the lines we suggest were shown at the last annual meeting when 25%, an increase over the previous year, 12,869 owners of 142,104,425 shares, were cast in favor of this proposal. The vote against included 14,576 unmarked proxies.

         A California law provides that all state pension holdings and state college funds, invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

         The National Bank Act provides for cumulative voting. In many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see the SEC has finally taken action to prevent bad directors from being on boards of public companies. The SEC should have hearings to prevent such persons becoming directors before they harm investors.

         We think cumulative voting is the answer to find new directors for various committees. Some recommendations have been made to carry out the CERES 10 points. The 11th should be, in our opinion, having cumulative voting and ending staggered boards.

         When Alaska became a state it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. The huge derivative losses might have also been prevented with cumulative voting.

         Many successful corporations have cumulative voting. Example, Pennzoil defeated Texaco in that famous case. Ingersoll-Rand also having cumulative voting won two awards. FORTUNE magazine ranked it second in its industry as 'America's Most Admired Corporations' and the WALL STREET TRANSCRIPT noted 'on almost any criteria used to evaluate management, Ingersoll-Rand excels.' In 1994 and 1995 they raised their dividend.

         Lockheed-Martin, as well as VWR Corporation now have a provision that if anyone has 40% of the shares cumulative voting applies, it applies at the latter company.

         In 1995 American Premier adopted cumulative voting. Allegheny Power System tried to take away cumulative voting, as well as put in a stagger system, and stockholders defeated it, showing stockholders are interested in their rights.

     If you agree,  please mark your proxy FOR;  if  disagreeing  mark  AGAINST.
NOTE: PROXIES NOT MARKED WILL BE VOTED AGAINST THIS RESOLUTION.

         Board of Directors' Response: Resolutions with regard to cumulative voting submitted by these shareholders at previous annual meetings have been defeated by a wide margin. The present system of voting for the election of directors, under which the holders of a majority of the shares elect a Board representing all shareholders, has served well and avoids the conflict created where a director is elected by a narrow constituency.

         The Board of Directors recommends that shareholders vote AGAINST this resolution.

                    Smokefree Restaurants (Proxy Item No. 5)

         The Sisters of St. Dominic of Caldwell, 1 Ryerson Avenue, Caldwell, New Jersey 07006, who own 2,800 shares of PepsiCo Capital Stock, have, along with other religious institutions, submitted the following resolution for the reasons stated:

         "WHEREAS--the EPA says exposure to environmental tobacco smoke (ETS) causes cancer in exposed healthy nonsmokers. The U.S. Public Health Service, National Academy of Sciences, National Cancer Institute, National Institute for Occupational Safety and Health, World Health Organization, American Medical Association and American Cancer Society agree.

     -- The effect of ETS on children annually causes 150,000 - 300,000 lower respiratory infections (LRI), 7,500 - 15,000 hospitalizations for LRI, 400,000 - 1,000,000 attacks of asthma, 8,000 - 26,000 new cases of asthma, respiratory symptoms of irritation, middle ear effusion, and significant reduction in lung functions.

     -- Millions of children visit our facilities. In doing so they are often involuntarily exposed to ETS. The Texas Attorney General has sued five fast-food restaurant chains, charging them with jeopardizing customers' and employees' health.

     -- For restaurant workers like waiters and bartenders, the risk of getting lung cancer is 50% higher than the risk for others (The Journal of the American Medical Association). 'Restaurant waiters had about 1.5 times as great a likelihood of developing lung cancer as the general public' (The New York Times 7/28/93).

     -- Research also shows that employee and patron smoking costs money in the form of higher health insurance premiums, cleaning costs, fire, and fire insurance.

     -- Failure to provide a safe eating environment may put our Company at risk of being sued by nonsmoking employees, patrons, and/or the parents of children who develop health problems from ETS exposure.

     -- In 1994 McDonalds became smokefree in all its company-owned facilities, joining other large chains such as Arbys and our own Taco Bell.

     -- A federal study (5-19-95) confirmed earlier findings that banning smoking in restaurants does not hurt their business and might even improve it, the Center for Disease Control and Prevention revealed May 18, 1995;

         RESOLVED that shareholders request the Board of Directors to adopt a policy making all our restaurants smokefree by 1997. We request the policy include stipulations that, beginning in 1997, all new franchisees' facilities be smokefree and all renewals of franchise agreements include smokefree facilities in the agreements.

         Supporting Statement. Our Company has no smokefree policy covering all its facilities and franchisees. Yet data shows children and workers are liable to be victims of ETS inhaled in those restaurants. As for children's risk, John Banshaf, Executive Director of Action on Smoking and Health, says this 'demands immediate action to protect the most vulnerable and helpless nonsmokers: millions of infants, toddlers, and other young children.' As for workers, THE MILWAUKEE JOURNAL editorialized (7/1/93) regarding smoking bans in restaurants: 'Some courageous establishments have already done that, while others, fearing the loss of patrons, have hesitated. . . .It's true that many smokers find it hard to break the link between food, drink and smoke. Yet the study provides all the more reason for proprietors of such places to insist on the break. It's hardly fair for smokers to endanger the health of workers for the sake of a few puffs.'

         If you agree, please vote 'YES.'"

         Board of Directors' Response: Several thousand of our restaurants are completely smoke-free and many others provide nonsmoking areas for patrons. All of our restaurants prohibit smoking in the kitchens and smoking by employees while on duty and all of our restaurants follow local, state and federal non-smoking regulations. In addition, PepsiCo's corporate headquarters is smoke-free and all of PepsiCo's divisions ban smoking in their headquarters.

         PepsiCo's restaurants have taken a very responsive approach on this public policy issue. In 1993, after determining that a large majority of its customers preferred a smoke-free environment, Taco Bell made all of its company-operated restaurants smoke-free. In addition, it has urged its franchisees to do the same. Similarly, Pizza Hut and KFC have made over 1,800 of their company-operated restaurants smoke-free, in markets where customers have expressed a preference on smoke-free facilities, or where a local non-smoking ordinance has been passed.

         In today's competitive quick service environment, where consumers have many restaurant choices, a flat ban on smoking that targets only our restaurants puts us at a competitive disadvantage. That is why Taco Bell, KFC and Pizza Hut joined with other members of The National Council of Chain Restaurants in publicly endorsing federal legislation that would prohibit or restrict smoking in all public facilities. This would put all restaurants, ours and everyone else's, on an equal footing where we can compete on the basis of our value, quality and service.

         Last year, the proposal was soundly defeated.

         The Board of Directors recommends that shareholders vote AGAINST this resolution.

                       Code of Conduct (Proxy Item No. 6)

         The National Council of the Churches of Christ in the USA, 475 Riverside Drive, New York, NY 10115-0050, which owns 100 shares of PepsiCo Capital Stock, has, along with several other shareholders, submitted the following resolution for the reasons stated:

          "WHEREAS PepsiCo's Code of Conduct functions as the company's policy for worldwide business conduct. In it, PepsiCo promotes:

         -- adherence  to highest  standards  of  personal  and  professional
            integrity  and  to  avoid  any   situation   that  might  reflect
            unfavorably  on us . . . as a Company;

         -- precedence of ethical standards;

         -- achievement of equality of opportunity for all employees;

         -- 'fostering economic growth . . . [which] strengthens both understanding and peace;'

         -- protecting the environment and 'maintaining open and constructive communication with local community and business leaders in order to bring to fruition mutually acceptable objectives;'

         -- stating 'its position on issues of national and international importance which may have an impact upon it or its operations throughout the world.'

         We commend PepsiCo for creating such forward looking guidelines. However, we believe these guidelines fall short in vitally important areas and that, in fact, PepsiCo's international conduct, at times, may conflict with the company's own guidelines.

         For example, take the case of PepsiCo's expanding involvement in the police state of Burma, one of the world's most repressive countries, as confirmed by Amnesty International and the U.S. State Department. Human rights monitors agree the July, 1995 release of Burma leader, Aung San Suu Kyi, has not lessened human rights violations against her or against the Burmese people. Many human rights groups believe PepsiCo's controversial business operations under the illegitimate military junta in fact hurts our reputation more than it builds respect in the world community. Furthermore, a clear case can be made that PepsiCo's Burma involvement strengthens the repressive military government through payment of tax dollars, providing legitimacy to an ostracized government by investing there and portraying the country in a positive light which helps counter growing international criticism. We believe, this conflicts with our company's pledge to strengthen understanding and peace. In fact, Pepsi has done a special report on its Burma operations which, we believe, acts as an apology for Pepsi's involvement.

         But Burma is only one example. PepsiCo also does business in other countries with controversial human rights records: Indonesia, China, Guatemala, Saudi Arabia, Turkey and Thailand.

         Thus, we believe the PepsiCo Code needs significant expansion. Entirely absent from the present Code is clear human rights criteria. For example, Levi Strauss, in its Guidelines for Country Selection, states, 'We should not initiate or renew contractual relationships in countries where there are pervasive violations of human rights.' Other companies, such as Reebok and Phillips-Van Heusen, make commitments in their codes to honor human rights.

         RESOLVED the shareholders request the Board of Directors to review and update the PepsiCo Code of Conduct and report revisions to the shareholders and employees by September 1996. In its review, the Board shall include a section advising PepsiCo on making decisions on investing in or withdrawing from countries where there is a pattern of on-going and systematic violation of human rights, where a government is illegitimate or where there is a call by human rights advocates, pro-democracy organizations or legitimately elected representatives for economic sanctions against their country.

         Board of Directors' Response: In 1994, PepsiCo revised its Worldwide Code of Conduct. The Code, which promotes the highest standards of ethics and integrity as it relates to our international business practices, states: "Our objective is to be nonpolitical and to continue to be a good corporate citizen wherever we operate." We believe this is the best way to operate a worldwide business and firmly believe international commerce strengthens both understanding and peace.

         We do not agree with the actions of governments of every place we operate. However, due to the long-term nature of PepsiCo's businesses and the inevitability of political and social change, we long ago concluded that it is neither prudent nor appropriate for us to establish our own country-by-country foreign policy. Instead, we rely on the laws and foreign policy created by the U.S.

government. The filers' proposal would put PepsiCo in the untenable position of having to assess and respond to any number of political and ideological disagreements which may arise wherever we do business.

         Last year, the proposal was soundly defeated.

         The Board of Directors recommends that shareholders vote AGAINST this resolution.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Meeting. If matters other than the foregoing should arise at the Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxy.

                                QUORUM AND VOTING

         Quorum. Under North Carolina law, abstentions and broker nonvotes are counted for purposes of determining whether a quorum is present at the Meeting. (Under New York Stock Exchange rules, a broker may, absent instruction from a beneficial owner, vote shares on routine proposals. A broker nonvote occurs when a broker does not have discretionary voting power with respect to nonroutine proposals, such as a merger, and has not received voting instruction from the beneficial owner.)

         Voting. Under PepsiCo's By-Laws, a majority of the shares of Capital Stock present in person or by proxy and entitled to vote is required for passage of a proposal (except for the election of directors, which requires a majority of votes cast to elect). Therefore, abstentions are not counted as "for" or "against" votes, but are counted in the total number of votes present for passage of a proposal. This has the effect of requiring a higher vote for passage. Broker nonvotes are not shares entitled to vote, are not counted in the total number of votes, and thus have no effect on the outcome of voting.

         Shares held in PepsiCo's Employee Stock Ownership Plan (the "ESOP") cannot be voted unless a proxy card is signed and returned. If cards representing shares held in the ESOP are not returned, those shares will be voted by the trustees in the same proportion as the shares for which signed cards are returned by other participants.

         Confidentiality. PepsiCo's policy is that proxies identifying individual shareholders are private except as necessary to determine compliance with law or assert or defend legal claims, or in a contested proxy solicitation, or in the event that a shareholder makes a written comment on a proxy card or an attachment to it. PepsiCo retains an independent organization to tabulate shareholder votes and certify voting results.

                          1997 SHAREHOLDERS' PROPOSALS

         PepsiCo welcomes comments or suggestions from its shareholders, including any recommendations shareholders may have as to future directors of the Company. In the event that a shareholder desires to have a proposal formally considered at the 1997 Annual Shareholders' Meeting, and included in the Proxy Statement for that Meeting, the proposal must be received in writing by PepsiCo on or before November 27, 1996.

                                     GENERAL

         The costs relating to this Proxy Statement, the proxy and the Annual Meeting are being borne by PepsiCo.

         In addition to the solicitation of proxies by mail, PepsiCo intends to request brokers and bank nominees to solicit proxies from their principals and will pay such brokers and bank nominees their expenses in that connection.

         To assure the presence in person or by proxy of the necessary quorum for holding the meeting, PepsiCo has employed the firm of Georgeson & Company, Inc. to assist in soliciting proxies by mail, telephone, telegraph and personal interview for fees estimated at approximately $21,000.

         In addition, employees of PepsiCo (none of whom will receive any additional compensation therefor) may solicit proxies.

         The Annual Report to Shareholders for 1995, which includes financial statements, has been mailed with this Proxy Statement or previously delivered to shareholders and does not form a part of the material for the solicitation of proxies. In an effort to reduce postage costs, we have sent materials at bulk mail rates. If, upon receipt of your proxy material, you have not received the Annual Report, please write or call PepsiCo's Manager of Shareholder Relations, at PepsiCo, Inc., Purchase, NY 10577 or (914) 253-3055.

         Please complete, sign, and date the enclosed proxy card, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.

                                      By order of the Board of Directors,

                                                      EDWARD V. LAHEY, JR.
                                                                 Secretary

                                    APPENDIX

PEPSICO, INC.

                                                                  March 28, 1996

Dear Shareholder:

I'm  delighted to tell you 1995 was a great year for  PepsiCo.  Our stock was up
54%.

There's great confidence in the investment community today that the future for PepsiCo is very bright. I certainly share that confidence. In fact I think the opportunity for PepsiCo today is bigger than ever -- even for a company that's already grown sales and ongoing operating profits at an average of about 15% a year for 30 years. On behalf of the entire management team, let me say we're all personally committed to making the most of that opportunity.

Please note that for your convenience we've included on the inside back cover of your annual report a list of our shareholder services and telephone numbers. As always, we welcome your comments.

Your proxy card is attached below. Please read the enclosed proxy statement, then vote and return the card at your earliest convenience.

                                          Sincerely,

                                          WAYNE CALLOWAY
                                          ----------------------------
                                          Wayne Calloway
                                          Chairman and
                                          Chief Executive Officer

                 DIRECTIONS TO PEPSICO, INC. WORLD HEADQUARTERS
                               PURCHASE, NEW YORK



   [LOCAL AREA MAP IS PROVIDED IN PRINTED PROXY STATEMENT SHOWING MAIN ROADS
          SURROUNDING PEPSICO WORLD HEADQUARTERS IN PURCHASE, NEW YORK.]



BY CAR FROM NEW YORK

WEST SIDE--MANHATTAN--BRONX

West Side Highway/Henry Hudson Parkway to Cross County Parkway East. Take Hutchinson River Parkway Northbound to Exit 28 (Lincoln Avenue, Port Chester). Left on Lincoln Avenue and proceed one (1) mile to PepsiCo on right.

EAST SIDE - MANHATTAN

East Side Drive to Bronx via Triboro Bridge. Take the Bruckner Expressway (278) North to the Hutchinson River Parkway Exit 28 (Lincoln Avenue, Port Chester), and follow directions above.

EAST SIDE - BRONX

Hutchinson River Parkway North to Exit 28 (Lincoln Avenue, Port Chester), and follow directions above.

BROOKLYN, QUEENS & J.F. KENNEDY AIRPORT

Van Wyck Expressway (678) to the Bronx Whitestone Bridge to Hutchinson River Parkway North. Take Exit 28 (Lincoln Avenue, Port Chester), and follow directions above.

LA GUARDIA AIRPORT

Grand Central Parkway East to Whitestone Expressway Exit. Cross the Whitestone Bridge North to Hutchinson River Parkway North. Take Exit 28 (Lincoln Avenue, Port Chester), and follow directions above.

FROM LONG ISLAND

Long Island Expressway or the Grand Central Parkway to the Cross Island Parkway. Cross Island Parkway West to the Throgs Neck Bridge. Cross Throgs Neck Bridge North and travel North on New England Thruway (Route 95) to Hutchinson River Parkway North to Exit 28 (Lincoln Avenue, Port Chester), and follow directions above.

FROM WEST OF HUDSON RIVER - TAPPAN ZEE BRIDGE

Cross Tappan Zee Bridge South. Follow Cross Westchester (Interstate 287) to
Exit 8E. (Route 127 Harrison, Westchester Avenue). Stay on Westchester Avenue and turn left onto Anderson Hill Road. Proceed about four (4) miles to PepsiCo on right.

FROM CONNECTICUT - MERRITT PARKWAY

Take the Merritt Parkway South, which becomes the Hutchinson River Parkway, to Exit 28 (Lincoln Avenue, Port Chester). Turn right and proceed one (1) mile to PepsiCo on right.

NEW ENGLAND THRUWAY

Follow the New England Thruway to Exit for Cross Westchester Expressway, Westbound. Take Exit 9 North, Hutchinson River Parkway, to Exit 28 (Lincoln Avenue, Port Chester). Turn left onto Lincoln Avenue and proceed one (1) mile to PepsiCo on right.

FROM NORTHERN WESTCHESTER

Take 684 South to Westchester Airport Exit, Route 120 South. Left on Purchase Street to Anderson Hill Road, left on Anderson Hill Road to PepsiCo on right.


                                                 V  FOLD AND DETACH HERE  V                        (See reverse side for directions)

-----------------------------------------------------------------------------------------------------------------------------------

/  X  /  PLEASE MARK
         VOTES AS IN
         THIS EXAMPLE
-----------------------------------------------------------------------------------------------------------------------------------

  THE BOARD OF DIRECTORS RECOMMENDS A            THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 3, 4, 5 AND 6.
        VOTE FOR ITEMS 1 AND 2.
--------------------------------------    -----------------------------------------------------------------------------------------

1. Election of Director Nominees:
   J.F. Akers,
   R.E. Allen, W. Calloway,
   R.A. Enrico, R.L. Hunt,
   J.J. Murphy,
   S.S  Reinemund       FOR    WITHHELD                             FOR AGAINST ABSTAIN                         FOR AGAINST ABSTAIN
   S.P. Rockefeller    /   /    /   /     3. Shareholder Proposal   /  /   /  /   /  /  6. Shareholder Proposal /  /  /  /   /  /
   C.A. Sinclair                             (Proxy Statement p. 12)                       Proxy Statement p.16)
   F.A. Thomas
   P.R. Vagelos
   C.E. Weatherup
   A.R. Weber
                                          4. Shareholder Proposal   /  /   /  /   /  /
                                             (Proxy Statement p. 13)


------------------------------------
WITHHELD FOR: (Write that nominee's
name above.)                              5. Shareholder Proposal   /  /   /  /   /  /
                                             (Proxy Statement p. 15)
2.   Approval of   /   /   /   /   /   /
     Auditors      FOR   AGAINST   ABSTAIN

                                              Where no voting instructions are given, the        I PLAN TO ATTEND MEETING
                                              shares represented by this Proxy will be           If you check this box to the   /  /
                                              VOTED FOR Items No. 1 and 2 and VOTED              right an admission card will
                                              AGAINST Items No. 3, 4, 5 and 6.                   be sent to you



                                              Receipt hereby  acknowledged  of the  PepsiCo  Notice of Meeting  and Proxy
                                              Statement. IMPORTANT: Please sign exactly as your name or names appear on this proxy.  Where shares are held  jointly,  both  holders  should sign. When signing as attorney,  executor,  administrator,  trustee or guardian, please  give your full  title as such.  If the holder is a corporation, execute in full corporate name by authorized officer.


Signature----------------------------------   Date------------    Signature------------------------------------- Date ------------


                                PEPSICO, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                   May 1, 1996
        THIS PROXY IS SOLICITED ON BEHALF OF PEPSICO'S BOARD OF DIRECTORS

         The undersigned hereby appoints Roger A. Enrico and Edward V. Lahey, Jr., and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of PepsiCo, Inc. Capital Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of PepsiCo, Inc., in Purchase, New York, on Wednesday, May 1, 1996 from 9:00 A.M. to 11:00 A.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

         PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

                                      (Continued and to be signed on other side)



                                                 V  FOLD AND DETACH HERE  V                        (See reverse side for directions)

-----------------------------------------------------------------------------------------------------------------------------------


/  X  /  PLEASE MARK
         VOTES AS IN
         THIS EXAMPLE
-----------------------------------------------------------------------------------------------------------------------------------

  THE BOARD OF DIRECTORS RECOMMENDS A            THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST Items 3, 4, 5 and 6.
        VOTE FOR ITEMS 1 AND 2.
--------------------------------------    -----------------------------------------------------------------------------------------

1. Election of Director Nominees:
   J.F. Akers,
   R.E. Allen, W. Calloway,
   R.A. Enrico, R.L. Hunt,
   J.J. Murphy,
   S.S  Reinemund       FOR    WITHHELD                             FOR AGAINST ABSTAIN                         FOR AGAINST ABSTAIN
   S.P. Rockefeller    /   /    /   /     3. Shareholder Proposal   /  /   /  /   /  /  6. Shareholder Proposal /  /  /  /   /  /
   C.A. Sinclair                             (Proxy Statement p. 12)                       Proxy Statement p.16)
   F.A. Thomas
   P.R. Vagelos
   C.E. Weatherup
   A.R. Weber
                                          4. Shareholder Proposal   /  /   /  /   /  /
                                             (Proxy Statement p. 13)


------------------------------------
WITHHELD FOR: (Write that nominee's
name above.)                              5. Shareholder Proposal   /  /   /  /   /  /
                                             (Proxy Statement p. 15)
2.   Approval of   /   /   /   /   /   /
     Auditors      FOR   AGAINST   ABSTAIN

                                              Where no voting instructions are given, the
                                              shares represented by this Proxy will be
                                              VOTED FOR Items No. 1 and 2 and VOTED
                                              AGAINST Items No. 3, 4, 5 and 6.



                                              Receipt hereby  acknowledged  of the  PepsiCo  Notice of Meeting  and Proxy
                                              Statement. IMPORTANT: Please sign exactly as your name or names appear on this proxy.  Where shares are held  jointly,  both  holders  should sign. When signing as attorney,  executor,  administrator,  trustee or guardian, please  give your full  title as such.  If the holder is a corporation, execute in full corporate name by authorized officer.


                                              Signature------------------------------------- Date ------------

                                  PEPSICO, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                   May 1, 1996
        THIS PROXY IS SOLICITED ON BEHALF OF PEPSICO'S BOARD OF DIRECTORS

         The undersigned hereby appoints Roger A. Enrico and Edward V. Lahey, Jr., and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of PepsiCo, Inc. Capital Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of PepsiCo, Inc., in Purchase, New York, on Wednesday, May 1, 1996 from 9:00 A.M. to 11:00 A.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

         PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

                                      (Continued and to be signed on other side)